UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934.

Date of Report (Date of earliest event reported): October 29, 2012

MEDCATH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-33009	56-2248952
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

10720 Sikes Place

Charlotte, North Carolina 28277

(Address of principal executive offices, including zip code)

(704) 708-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 8.01	Other Events.

On October 29, 2012, MedCath Corporation (the “Company”) issued a press release announcing that the Company intends to file with the Securities and Exchange Commission (the “SEC”) on or before October 30, 2012 a Certification and Notice of Termination of Registration Under Section 12(g) of the Securities Exchange Act of 1934 (the “Exchange Act”) or Suspension of Duty to File Reports under Sections 13 and 15(d) of the Exchange Act on Form 15. The Company is filing the Form 15 to terminate the registration under section 12(g) of the Exchange Act of both the Company’s common stock, $.01 par value (the “Common Stock”), and the preferred stock purchase rights attached to the Common Stock. The Company is also filing the Form 15 to notify the SEC of the suspension of the Company’s periodic reporting obligation under Section 15(d) of the Exchange Act.

Although the Company is not obligated to and will not file current and periodic reports with the SEC for its current fiscal year and does not expect to be obligated to do so for any subsequent fiscal year, the Company is obligated to file an Annual Report on Form 10-K for its previous fiscal year, which ended September 30, 2012. The Company expects to file its Annual Report on Form 10-K for such fiscal year on December 14, 2012.

Although the Company will no longer be filing current and periodic reports with the SEC, the Company intends to post periodically on its website a statement of net assets and a statement of changes in net assets and to post from time to time information about any material developments with respect to any significant transactions for disposing of the Company’s remaining assets, any significant developments in claims, litigation, investigations and any other future events that could materially impact the timing or amount of liquidating distributions, if any, to be made to the Company’s stockholders of record as of the effectiveness of the Filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1	Press Release dated October 29, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDCATH CORPORATION

Date: October 29, 2012	By:	/s/ Lora Ramsey
Lora Ramsey
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 99.1	Press Release Dated October 29, 2012